     HOLTZ RUBENSTEIN & CO., LLP
     Certified Public Accountants
     Business Advisers









     Securities and Exchange Commission
     450 4th Street, N.W.
     Washington, D.C.  20549


     Gentlemen:

     We have read and agree with the comments in Item 4 of Form 8-K of LogiMetrics, Inc. signed September 9, 1996.



     /s/ HOLTZ RUBENSTEIN & CO., LLP




     Melville, New York
     September 9, 1996





















     125 Baylis Road, Melville, NY 11747-3823
     FAX 516/752-1742 * 516/752-7400